UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 6, 2008
THE E.W. SCRIPPS COMPANY
(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 977-3000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY
INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

9.01	Financial Statements and Exhibits	3

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 6, 2008, the Compensation Committee of the Board of Directors of The E. W. Scripps Company (the “Company”) approved a new employment agreement for Mr. Richard A. Boehne, its President and Chief Executive Officer. This new agreement replaces his prior employment agreement with the Company.
Term
The employment agreement has a three year term. The Company may extend the term for an additional year.
Compensation Levels
During the term: (i) Mr. Boehne’s annual base salary will be no less than $800,000; (ii) his target annual incentive opportunity will be not less than 95% of base salary; and (iii) he will be eligible to participate in all equity incentive plans, fringe benefit, employee retirement, pension and welfare benefit plans available to other senior executives of the Company.
Severance
Upon an involuntary termination of Mr. Boehne’s employment without “cause”, or a voluntary termination of employment by Mr. Boehne for “good reason”, he would be entitled to a pro-rated annual incentive based on actual performance for the year of termination, plus base salary, target annual incentive, and medical, dental and life insurance coverage for the greater of 18 months or the balance of the term. These severance benefits are also available (for 18 months) if his employment is terminated due to a decision by the Company not to renew the term.
Upon a termination due to death or disability, Mr. Boehne would be entitled to a target annual incentive from January 1 of the year of death or disability through one year after death or disability, plus continued base salary for one year and continued medical and dental benefits for two years.
Restrictive Covenants
Mr. Boehne will not compete against the Company for 6 months after termination (12 months if terminated for “cause”) or solicit the Company’s employees or customers for 12 months after termination
The foregoing description of the employment agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as an exhibit to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit		Exhibit No.
Number	Description of Item	Incorporated

10.65	Employment agreement between the Company and Richard A. Boehne	10.65

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY
BY:	/s/ Douglas F. Lyons
Douglas F. Lyons
Vice President and Controller

Dated: August 12, 2008

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